EXHIBIT 10.3

October 5, 2017

VIA ELECTRONIC MAIL

Re: Redemption Letter Agreement – Series A Convertible Preferred Stock

Dear Mr. ____________

Reference is made to that certain Securities Purchase Agreement by and between you and Duos Technologies Group, Inc., a Florida corporation (the “Company”), dated August 18, 2016, whereby you purchased ________ shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) for cash in the amount of $_____________.

Our Current Financing

As described in the Second Amended Letter Agreement dated on or about July 27, 2017, the Company was in the process of pursuing a public offering of its securities to raise at a minimum $5,000,000 and remain quoted on the OTC Markets OTCQB (the “Initial Offering”). On September 28, 2017, the Company entered into a Non-Binding Letter of Intent to consummate a Preferred Share and Warrant Financing in an amount up to $15,000,000 (the “Current Offering”). Therefore, the Company is contacting you and other holders of the Company’s securities to inform you of such changes to the Initial Offering and provide payment to you in consideration for redemption and cancellation of your shares of Series A Preferred Stock pursuant to the terms and conditions of the Current Offering as further described herein (the “Series A Preferred Stock Redemption and Cancellation”).

Payment for the Series A Preferred Stock Redemption and Cancellation

Pursuant to the Series A Preferred Stock Redemption and Cancellation, the Company will deliver payment in the aggregate amount of $_________, including accrued dividends (the “Redemption Amount”), and, upon your receipt of the Redemption Amount in cash, the Company will have paid all amounts due and owing to you in connection with your ownership of the Series A Preferred Stock. Further, effective immediately upon your receipt of the Redemption Amount in cash, without further action on the part of any of the parties hereto, all obligations of the Company to you, under the Series A Preferred Stock, shall be paid and discharged in full and the Series A Preferred Stock will be cancelled effective as of such date.

Upon your execution below and delivery hereof to the Company, this Redemption Letter Agreement shall serve as written confirmation that you have reviewed this Redemption Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Series A Preferred Stock Redemption and Cancellation as described herein. Upon the Effective Date of such Series A Preferred Stock Redemption and Cancellation, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Series A Preferred Stock, including without limitation, your ability to convert such Series A Preferred Stock now or in the future. Notwithstanding anything contained herein, in the event the Current Offering is not consummated on or before ninety (90) days from the date hereof, this Redemption Letter Agreement will terminate and shall be of no further force and effect.

This Redemption Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Redemption Letter Agreement. This Redemption Letter Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to choice of law principles.  This Redemption Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Redemption Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Redemption Letter Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Redemption Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order to more effectively accomplish the purposes of this Redemption Letter Agreement.

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Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

DUOS TECHNOLOGIES GROUP, INC.

By:
Name:	Gianni B. Arcaini
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

_________________________

, an individual

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